Exhibit 4.1

                           SPECIMEN STOCK CERTIFICATE



No.                                                                     Shares


_____________





               DIRECT CASKET DELIVERY AND DISTRIBUTION CORPORATION INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA


                            AUTHORIZED CAPITAL STOCK
           120,000,000 Shares Common Stock, par value $.001 per share


THIS CERTIFIES THAT _________________________________________________ is the
owner of _________________________________________________ Shares of Common
Stock of Direct Casket Delivery and Distribution Corporation, fully paid and non-assessable, transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this day of A.D. 2003


....................... , Secretary                Don A. Paradiso, President

                                    [S E A L]